Exhibit 99(a)


55 Technology Way                                 Telephone: 401 392-1000
West Greenwich, Rhode Island  02817 USA           Fax: 401 392-1234
Website:  WWW.GTECH.COM

For Immediate Release                             Contact: Robert K. Vincent
November 7, 2003                                           Public Affairs
                                                           GTECH Corporation
                                                           401-392-7452


                  GTECH HOLDINGS CORPORATION TO ACQUIRE SPIELO
  Acquisition of Leading Video Lottery Solutions Provider to Support Company's
                          Growth Strategy and Advances
                     Position in the Video Lottery Industry

WEST GREENWICH, RI - (November 7, 2003) - GTECH Holdings Corporation (NYSE: GTK) today announced that it has entered into an agreement to acquire all of the shares of privately-held Spielo Manufacturing Inc., a leading provider of video lottery terminals (VLTs) and related products and services to the global gaming industry. The enterprise purchase price for Spielo is approximately US$150 million, payable in cash. In addition, in the 18 months following the closing, Spielo shareholders are entitled to receive an earn-out amount of up to US$35 million, based upon Spielo achieving certain VLT installation objectives in New York, giving the transaction a potential total enterprise value of up to US$185 million. The acquisition, which is contingent upon regulatory and gaming license approvals, and certain other closing conditions, is expected to be completed in the second quarter of GTECH's fiscal year 2005.

"As a world-class provider of video lottery solutions, Spielo has built a reputation of providing its clients with preference-driven products, outstanding customer service, and industry leading innovations," said GTECH President and CEO W. Bruce Turner. "By acquiring Spielo, GTECH is better able to deliver a complete, integrated VLT solution to our customers and prospects, with a single point of contact and accountability."

Spielo CEO Jon Manship commented, "Spielo's acquisition by GTECH will afford the company the resources and access to new markets needed for it to grow to the next level of competitiveness. Of significant importance to me as the founder of the company, this deal will also help to secure our future and that of our workforce here in Canada."

"We believe that the video lottery business is positioned for high growth in the foreseeable future, driven by a number of factors including the likelihood of a number of US jurisdictions approving expanded gaming, the demand for such technology in overseas markets, and the increasing role of content replacement," continued Mr. Turner. "With Spielo, we are well-positioned to capture new business and grow market share by leveraging our leadership position in the lottery industry, our government relations experience, global presence, and our technological skills. We also gain a new source of revenue in a high-growth area of our core business. All of these factors will enable us to drive incremental, profitable, top-line growth for GTECH, and drive greater value for GTECH shareholders."

Video lottery has been a key component to GTECH's growth strategy in recent years. Since 2001, the Company has been awarded contracts to provide video lottery central systems and/or products and services to customers in Rhode Island, Oregon, Sweden, the Canadian provinces of Alberta and Saskatchewan, and, most recently, Trinidad & Tobago. Recent trends show an increasing number of jurisdictions that are considering video lottery are choosing the model adopted by Rhode Island, a model referred to throughout the video lottery industry as Participation Games. Under this type of contract, the manufacturer receives a percentage of the net win of a VLT, which is similar to the integrated services model for online lottery contracts, where the vendor supplies the capital and receives a percentage of dollars wagered on lottery tickets. This model plays directly to the core competencies of GTECH. Today, GTECH enjoys more than 35 percent of the North American video lottery central system business. Spielo owns about 14 percent of the North American VLT business and maintains approximately 60 percent market share in Sweden. Recently, Spielo was one of four machine providers chosen to participate in New York, receiving nearly 25 percent of the total machines, or approximately 3,400 VLTs, to be installed at eight racetracks throughout the State. New York product installations are expected to begin this month.

When combining GTECH's existing VLT Participation contracts in Rhode Island and Trinidad & Tobago with Spielo's existing VLT Participation contracts in Rhode Island, Delaware, and New York, GTECH will have over 7,100 Participation-based VLTs in operation by December 31, 2005. This will make GTECH one of the largest global providers of Participation-based gaming machines.

"Spielo has grown along with the VLT business since its founding in 1990, and has built a very solid and successful niche specializing in this area of the business," said Mr. Turner. "Besides having a well-deserved reputation for high-quality terminals and services, Spielo also brings to GTECH a large and well-regarded library of games with over 120 unique titles."

The ability to leverage Spielo's strengths in video lottery terminal design and game deployment will provide GTECH with an end-to-end terminal solution, and it will also equip the Company with a broader base of opportunities including terminal replacements and ongoing game royalties. In addition, it will give the Company the opportunity to continually provide content to lotteries in product sale environments, as well as potential future terminal deployments to the various jurisdictions considering VLTs. Headquartered in Moncton, New Brunswick, Canada, Spielo currently employs approximately 400 people. Spielo's revenues for its current fiscal year ended October 31, 2003 are expected to be approximately US $95 million, up from US $68 million in 2002. EBITDA for the year just ended is expected to be approximately US $29 million.

GTECH intends to maintain Spielo's operations in Canada and its separate brand identity. An integration plan has already begun in order to assure customers of uninterrupted services and a seamless transition.

Based on a projected closing date of June 2004, GTECH expects that Spielo will provide a revenue contribution of US $70 million to US $75 million starting in the second quarter of fiscal year 2005. GTECH currently expects this transaction to be earnings neutral for fiscal year 2005. For the first 12 months of operation post-acquisition, GTECH expects the revenue contribution to be US $95 million to US $100 million, with an earnings contribution of US $0.01 to US $0.02 per share. GTECH expects earnings contributions from Spielo to improve in future years as the Company executes against its growth strategy and captures new growth opportunities.

Webcast and Conference Call Information
---------------------------------------

GTECH will host a conference call for analysts and investors today, November 7, 2003, at 8:30 a.m. (Eastern Standard Time). The call may be accessed in two ways. It will be broadcast live over the Internet. Go to GTECH's website at www.gtech.com, click on "Investors," then select "Live Broadcast." Or, if you do not have Internet access, you may listen to this call by dialing 612-332-0932.


If you are unable to listen to this call live, it will be available on GTECH's website under "Conference Calls" in the "Investors" section. Replay of the call will also be available by dialing 320-365-3844, access code 705359, beginning at noon today, November 7, 2003, through midnight on November 10, 2003 (Eastern Standard Time).

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the companies' merger and strategic plans, expectations and objectives for future operations, as well as the prospects and financial outlook for GTECH, each of which reflects management assumptions regarding: (i) the ability of GTECH to integrate successfully the operations of Spielo and to achieve efficiencies from that integration, (ii) the approval of the merger by Spielo shareholders and regulatory authorities and the ability of the parties to complete the merger, (iii) the future prospects for and stability of the lottery industry and other businesses in which GTECH and Spielo are engaged or expects to be engaged, (iv) the future operating and financial performance of GTECH and Spielo (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(v) the ability of GTECH and Spielo to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in GTECH's and Spielo's subsequent press releases and on reports by GTECH on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the companies' businesses; (ii) the ability of the companies to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of online and VLT lottery goods and services by the companies or their customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the companies' revenues attributable to a relatively small number of their customers; (vii) the fact that several of GTECH's larger contracts are to be rebid in the near future; (viii) the possibility of significant fluctuation of quarterly operating results; (ix) the intensity of competition in the lottery industry; (x) the possibility of substantial penalties under and/or termination of the companies' contracts; (xi) the ability of the companies to respond to technological change and to satisfy the future technological demands of its customers; (xii) opposition to expansion of lottery and gaming; (xiii) the companies' ability to attract and retain key employees; and (xiv) the possibility of adverse determinations in pending legal proceedings. ooo GTECH, a leading global information technology company with $1 billion in revenues and 4,900 people in 43 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.

                                      -000-

                                                                   Exhibit 99(b)


                                      GTECH
                          Spielo Conference Call Script
                             Final -7 November 2003


Good morning ... and thank you for joining us. Earlier today, GTECH announced that it has entered into an agreement to acquire Spielo Manufacturing Inc., a leading provider of video lottery terminals - or VLTs - and related products to the global gaming industry. Spielo is a privately held company based in New Brunswick, Canada.

The purchase price is $150 million US dollars. In addition, in the 18 months following the closing, Spielo shareholders are entitled to receive additional value for each terminal installed in New York, up to a maximum amount of $35 million, bringing the total value of the acquisition to $185 million. This is an all-cash transaction that will be funded out of existing cash balances.

The purpose of this call is to put the acquisition into perspective in terms of GTECH's growth strategy ... our lottery business ... and our financial results in the near term.

As many of you know, GTECH is committed to profitably growing its lottery business by increasing same-store sales among its existing customers, as well as pursuing new business opportunities around the world.

Acquisitions are a key component of that strategy. The transaction we announced today is, in fact, the third acquisition we have made this year. In each case, we have been both meticulous and methodical in executing the acquisition, just as we promised we would be.

Video lottery has been an expanding component of our growth strategy in recent years ... and we have scored a number of major successes in this area recently.

In the past 2 years, we have won VLT central monitoring system awards in Sweden, the Canadian provinces of Alberta and Saskatchewan, and Trinidad and Tobago. The latter contract calls for us to supply 500 participation VLTs to two gaming facilities that will be introduced in calendar year 2004.

Then there is Rhode Island. As we noted in previous calls, GTECH recently signed a 20-year deal in Rhode Island that affords GTECH the right to supply an additional 1,000 video lottery terminals at the state's two licensed facilities, bringing our total number of machines in Rhode Island to 1,860. GTECH will also supply up to 50% of any additional VLTs that are added to the Rhode Island program. As I believe most of you already know, we also hold the central system contract for Rhode Island, which is participation based.

Today's announcement furthers our growth strategy in our core lottery space by broadening and strengthening our offerings in the rapidly growing VLT market.

Let's examine the growth potential in VLTs by taking a quick look at the gaming machine space and the opportunities on the near horizon.

The gaming machine market is divided into two sub-segments - casino and government-sponsored. Both Spielo and GTECH are focused almost exclusively on the government-sponsored side - which is one of the reasons why we are confident we can come together quickly.

Based on information available from the various regulatory bodies, we have estimated that the North American government-sponsored VLT sub-segment generated approximately $7 billion in gross gaming revenue in the twelve months ended June 2003. And we believe that translated into $250 million in VLT vendor revenue.

We expect that total revenues from this existing market will grow by about $2 billion - or 26 percent - by 2006. In addition, we estimate that new government-sponsored VLT revenues will generate another $5 billion by 2006. So the total North American market could be worth as much as $14 billion within the next three years. If each of these new markets were to operate under a revenue sharing arrangement, this would yield substantial incremental revenue for vendors.

Spielo generated EBITDA of approximately $14 million dollars and net income of approximately $8M on revenues of $68 million dollars in fiscal 2002. For their fiscal year that ended October 31st, we expect revenues to be in the range of $90 million to $95 million dollars, EBTIDA of approximately $29 million and net income of approximately $18 million.

Currently, Spielo enjoys about 14 percent of the North American VLT market, again, primarily in the government-sponsored market. The company also has pockets of strength outside North America; for example, it has approximately 60 percent market share in Sweden.

Domestic jurisdictions considering government-sponsored machine gaming typically focus on two implementation concepts based on successful programs in Delaware, Rhode Island and West Virginia.

All of these programs are operated under the auspices of their respective state lotteries. It is important to note that most of the states considering expansion into this area are faced with substantial legal hurdles if the programs are not placed under the lottery's authority.

The Delaware and Rhode Island programs are based on a model referred to throughout the industry as "Participation Games". Under this type of contract, the manufacturer receives a percentage of the net win of a machine. This is quite similar to what we call the integrated services model for on-line lottery contracts, where the vendor supplies the capital and receives a percentage of dollars wagered on lottery tickets. This model plays directly to GTECH's core competencies and is a capital investment model that is consistent with our core service business.

New York adopted this model for their VLT program, where they approved the installation of 14 thousand machines at 8 racetracks throughout the state. The New York Lottery estimates net win per machine in the range of $250 to $400 dollars per day at the 10 thousand terminals approved for Aqueduct Racetrack, Monticello Raceway and Yonkers Raceway. The remaining machines are expected to generate net win per machine in the range of $150 to $300 per day.

West Virginia's implementation is different. There, the racetracks that developed the VLT program as a pilot program maintain a level of responsibility for the direct purchase of gaming machines and central systems. Again, the program is regulated and overseen by the lottery.

While track officials in new jurisdictions sometimes seek a role in the acquisition of machines, as I have noted, implementing a program similar to West Virginia's presents numerous hurdles, many of which involve fundamental constitutional challenges. Accordingly, we foresee higher growth in participation gaming as states begin to adopt VLT programs under their lottery regulations and operations umbrella.

The acquisition of Spielo will position us well to capture more of that business.

This transaction offers substantial benefits to both Spielo and GTECH. As part of the GTECH family, Spielo will be able to leverage GTECH's existing lottery customer relationships ... global government experience ... global workforce ... financial strength ... and technological skills to greatly expand its business and capture greater market share.

Spielo is a good strategic fit for GTECH in other ways, as well.

For example, our strengths are complementary. Spielo is primarily focused on VLTs. They employ talented and creative software engineers and graphic designers focused on game design. Over the years they have developed a large and well-regarded library of games - over 120 unique titles in all. And the company is known throughout the industry for manufacturing high-quality terminals.

GTECH's video lottery expertise is primarily in central systems, where we command more than 35% of the North American market. By combining the two entities, we can offer our customers a fully integrated solution ... with a single point of contact and accountability.

One of the other nice things about the VLT business is that, unlike most lottery contracts, it is not a "winner-take-all" proposition. You can win a percentage of the business. For example, in New York, Spielo was one of four machine providers chosen to participate, receiving approximately 25 percent of the machines.

Another positive aspect of the acquisition is the fact that we know each other well and have worked together in the past. GTECH and Spielo currently have several customers in common, including Alberta Gaming, Saskatchewan, Oregon, Rhode Island, and Svenska Spel in Sweden. In fact, when you combine the existing participation contracts of the two companies, we emerge as one of the largest global providers of participation-based gaming machines.

So you can see we have a good strategic fit. As we have said before, we will continue to deploy our resources to increase the breadth and depth of our industry-leading products and services. We will continue to work with our global customers to shape a future that looks different from the past two decades.

Spielo has grown along with the VLT business since it's founding in 1990. It has built a very solid and successful business specializing in that market - and the market is growing more robustly now. We believe the timing is right to team up with Spielo now to take advantage of those growth opportunities.

Okay. We have addressed the market potential and strategic fit ... now let's talk about our near-term plans and the financial impact of the acquisition.

Today, Spielo earns most of its revenues from replacement terminal sales, with less than 10% of revenues generated through long-term service contracts in the form of participation games. However, recent trends suggest that this dynamic will change in the coming years, as New York ramps up and jurisdictions currently considering VLTs adopt the participation model.

GTECH will encourage adoption of this model worldwide, and we are prepared to deploy investment capital to support it where appropriate.

Currently, we plan to keep Spielo operating as a GTECH subsidiary under its own name. Its headquarters and manufacturing operations will remain in Canada, and we do not expect the acquisition to have a meaningful direct impact on the employment status of the company's 400 people.

GTECH's core acquisition team is led by Senior Vice President and General Counsel, Marc Crisafulli. It has been working closely with the senior management of Spielo to develop an integration plan that is focused on driving growth in their existing markets and expanding offerings into new markets. Spielo CEO Jon Manship and the key members of his management team have agreed to stay and help us execute this plan over the next several years.

We expect the acquisition will take approximately 7 months to complete. Based on that, we estimate that Spielo will contribute revenues to GTECH in the range of $70 to $75 million, starting in the second quarter of fiscal `05. At this point in time, we expect this business to be earnings neutral for next fiscal year. For the first twelve months of operations post acquisition, we expect Spielo to generate revenues in the range of $95 to $100 million and earnings per share in the range of $0.01 to $0.02.

Combined with PolCard and Interlott, our acquisitions to date will generate profitable revenues in the range of $140 to $150 million next fiscal year.

As is our normal practice, we will provide you with preliminary guidance for fiscal 2005 on our third quarter conference call in December.

Now, before we take your questions ... I would like to review today's announcement within the context of our acquisition criteria.

As I mentioned earlier, we employ a disciplined and deliberate approach to capital allocation. We scrutinize acquisition targets carefully and accept only those that meet our criteria.

Spielo clearly meets all of our criteria. It is an excellent strategic fit with our core lottery business, providing us with the opportunity to leverage our leadership position in the lottery industry, our government relations experience and our global presence.

It is of a size that we believe is manageable and one that can be integrated into our existing business with relative ease. We have a dedicated team working with Spielo management to develop and execute the integration plan.

As we have discussed in detail, we believe there is significant growth potential in this market, driven by factors such as growth within existing jurisdictions, new jurisdictions entering the gaming machine market, the potential for international expansion and a sizeable replacement market.

And finally, the total potential purchase price of $185 million, including the New York earn-out, represents an acquisition multiple of 6.4 times trailing
12-months EBITDA and a net income multiple of approximately 10.5 times. We believe this acquisition will yield returns that are substantially above our risk-adjusted hurdle rate and we expect to achieve free cash flow payback within a 6 to 7 year period.

In evaluating future acquisition candidates, we will continue to focus on those opportunities that allow us to leverage existing GTECH resources ... to either enhance our capacity within the government sponsored gaming vertical ... or to execute against our commercial services strategy.

At the end of our second quarter, we had over $90 million dollars of cash on hand. In October, we raised $250 million in additional capital through the issuance of 7-year notes. This cash ... combined with the balances available under our revolving line of credit and our stable and predictable free cash flow
.... will provide us with the financial  flexibility  we need to continue to grow our business ... through investment in both the core lottery business and commercial transaction processing.

Now Jaymin and I would be happy to answer any questions you may have.

[Q&A]

CLOSING REMARKS

If there are no further questions, let me conclude today's call by summarizing why we believe this acquisition is a smart move for GTECH and our shareholders.

By acquiring Spielo, GTECH is better able to deliver a complete, integrated VLT solution to our customers and prospects. We gain a new source of profitable revenue in a high-growth segment of our core business. And we are well positioned to capture new business and grow market share by leveraging our leadership position in the lottery industry ... our government relations experience ... and our global presence.

All of these factors will enable us to drive incremental, profitable, top-line growth for GTECH ... and greater value for GTECH shareholders.

That concludes our call for today. We will keep you updated on the Spielo acquisition going forward in our regular, quarterly conference calls - the next of which is scheduled for December 16th. Thank you again for joining us.